Exhibit 10.54

WAIVER AGREEMENT

This Waiver Agreement (the “Agreement”) is entered into as of December 31, 2014, by and between International Stem Cell Corporation, a Delaware corporation (the “Company”), and Andrey Semechkin, an individual, Ruslan Semechkin, an individual, and AR Partners, LLC, a Delaware limited liability company (collectively, the “Holders”) with respect to the following:

A. The Holders are the registered holders and the beneficial owners of all of the issued and outstanding shares of the Company’s Series G Preferred Stock, $0.001 par value per share (the “Series G Preferred”).

B. Pursuant to the terms of the Certificate of Designation of Rights, Preferences, Privileges and Restrictions of the Series G Preferred Stock (the “Series G Certificate of Designation”), the holders of Series G Preferred are entitled to require the Company to redeem the shares of Series G Preferred upon certain triggering events, including following a Deemed Liquidation Event (as defined in the Series G Certificate of Designation).

C. Andrey Semechkin and Ruslan Semechkin are each directors and officers of the Company and, assuming full conversion and exercise of all derivative securities held by the Holders, the Holders would beneficially own over 45% of the outstanding shares of common stock of the Company.

D. In connection with the Company seeking to raise additional capital to support its operations and continued development and to facilitate the Company’s qualification to list its shares of common stock on a national securities exchange, which are significant benefits to Holders, the Holders have agreed to waive all current and future rights they may have to require the Company to redeem any shares of Series G Preferred.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Holders hereby agree as follows:

1. Waiver of Redemption Rights.

a. The Holders hereby irrevocably and unconditionally waive all rights they hold (i) to require the Company to redeem any or all shares of Series G Preferred and (ii) to receive any payments and any other rights accruing to them by reason of the failure of the Company to redeem shares of Series G Preferred, pursuant to the terms of the Series G Certificate of Designation or any other agreement between the Company and any of the Holders pertaining to the redemption of Series G Preferred.

b. Except as specifically provided herein, this Waiver Agreement does not, and is not intended to, effect the waiver of any other rights held by the Holders under the Series G Certificate of Designation. In amplification of the foregoing, the parties understand and acknowledge that the provisions in the Series G Certification of Designation requiring payments of a liquidation preference to the holders of Series G Preferred in the event of a Liquidation Event (as defined in the Series G Certificate of Designation) shall continue in full force and effect.

2. Certificates and Transfers.

It is the intention of the Holders and the Company that the waivers set forth in Section 1 above shall be binding on the Holders and on any transferees of any shares of Series G Preferred. Therefore, the Holders agree to surrender all certificates representing shares of Series G Preferred to the Company for addition of a legend noting the waiver of redemption rights pursuant to this Agreement. Additionally, the Holders agree that the shares of Series G Preferred that they hold may not be transferred, including by operation of law, unless the transferee agrees in writing to be bound by the terms of this Agreement. Any purported transfer of shares of Series G Preferred in contravention of the foregoing sentence shall be null and void.

3. Representations of the Parties.

Each party hereby represents and warrants to the others that:

a. the execution and delivery and performance by such party of this Agreement: (i) is within such party’s power, (ii) has been duly authorized by all necessary action of such party, (iii) is not in contravention of such party’s organizational documents (as applicable), (iv) does not violate any law or regulation, or any order or decree of any governmental authority applicable to such party, and (v) does not conflict with, or result in the breach or termination, constitute or default under or accelerate any performance required by, any agreement to which such party is bound.

b. This Agreement has been duly executed and delivered by or on behalf of such party and constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms except as the enforceability may be limited by bankruptcy, insolvency, organization, moratorium and other laws affecting creditors’ rights and remedies in general.

4. Representations of the Holders.

a. Each Holder is the sole legal and beneficial owner of the shares of Series G Preferred held by such Holder. Each Holder has good, valid and marketable title to the shares of Series G Preferred held by such Holder, free and clear of any liens, pledges, charges, security interests, encumbrances or other adverse claims. Each Holder has not, in whole or in part, (i) assigned, transferred, hypothecated, pledged, exchanged or otherwise disposed of any of the shares of Series G Preferred, or (ii) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to the shares of Series G Preferred.

5. Miscellaneous.

a. This Agreement may be executed in any number of counterparts, with all such counterparts constituting one agreement, binding on all of the parties hereto.

b. This Agreement shall be governed by and construed exclusively in accordance with the internal laws of the state of Delaware, without regard to the conflicts of laws principles thereof. The parties hereby irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement shall be brought solely in a federal or state court located in the state of Delaware. By execution hereof, the parties hereby covenant and irrevocably submit to the jurisdiction of the federal and state courts located in the state of Delaware and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail addressed to them or their agent, returned receipt requested, with the same force and effect as personally served upon them in the state of Delaware. The parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party to such action of its reasonably attorney’s fees and disbursements.

c. Each party agrees that it shall do and preform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificate, instruments, waivers and documents, as the other parties many reasonably request in order to carry out the intent and accomplish the purposes of this Agreement.

d. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon their respective successors and assigns, including any transferees of the Series G Preferred.

e. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by facsimile (upon customary confirmation of receipt), addressed to the party to be notified at such party’s address as set forth on the signature page hereto, or as subsequently modified by written notice from such party.

f. Prior to executing this Agreement, the Company and each of the Holders have had the benefit of the advice and counsel of their own independent attorneys in understanding and negotiating the terms of this Agreement.

g. This Agreement and the documents referred to herein, constitute the entire agreement between the parties pertaining to the subject matter hereof.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date in and set forth above.

International Stem Cell Corporation

5950 Priestly Drive

Carlsbad, CA 92008

Facsimile:

By:	/s/ Jay Novak

Name, Title:	Jay Novak, CFO

/s/ Andrey Semechkin
Andrey Semechkin
5950 Priestly Drive
Carlsbad, CA 92008

Facsimile:

/s/ Ruslan Semechkin
Ruslan Semechkin
5950 Priestly Drive
Carlsbad, CA 92008

Facsimile:

AR Partners, LLC
5950 Priestly Drive
Carlsbad, CA 92008

Facsimile:

By:	/s/ Ruslan Semechkin

Name, Title: Ruslan Semechkin, Manager

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